                         Automatic Reinsurance Agreement

                                     Between



                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY
               (REINSURED, COLLECTIVELY REFERRED TO AS YOU, YOUR)

                                       and


                       SWISS RE LIFE & HEALTH AMERICA INC.

                            of Stamford, Connecticut
                     (REINSURER, REFERRED TO AS WE, US, OUR)



                              EFFECTIVE MAY 1, 2000

                                    CONTENTS

          ARTICLES

    I     Basis of Reinsurance                                              1
   II     Liability                                                         3
  III     Notification of Reinsurance                                       3
   IV     Plans of Reinsurance                                              4
    V     Reinsurance Premiums                                              4
   VI     Premium Accounting                                                5
  VII     Oversights                                                        6
 VIII     Reductions, Terminations and Changes                              6
   IX     Increase In Retention                                             7
    X     Reinstatement                                                     8
   XI     Expenses                                                          8
  XII     Claims                                                            9
 XIII     Inspection of Records                                            10
  XIV     Insolvency                                                       10
   XV     Arbitration                                                      11
  XVI     Parties to Agreement                                             11
 XVII     DAC Tax - Section 1.848-2(g)(8) Election                         12
XVIII     Entire Agreement                                                 12
  XIX     Duration of Agreement                                            13

          SCHEDULES

    A     Specifications
    B     Benefits
    C     Exceptions
    D     Definitions

          EXHIBITS

    I     Retention Limits
   II     Reinsurance Premiums
  III     Guidelines for Conversions/Replacements
   IV     Substandard Automatic Program
    V     Impaired Risk Program
   VI     Simplified Issue Program
  VII     Guaranteed Issue Program
 VIII     Foreign National Program

 ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS AGREEMENT.
       HOWEVER, SCHEDULE C DOES CHANGE THE ACTUAL BODY OF THIS AGREEMENT.

                                    ARTICLE I
                              BASIS OF REINSURANCE

Reinsurance under this Agreement must be life insurance as stated in Schedule A. You must automatically reinsure the life insurance for the plans as stated in Schedule A and any additional benefits listed in Schedule B.

1.   REQUIREMENTS FOR AUTOMATIC REINSURANCE:

     A. The individual risk must be a citizen or a permanent resident of the United States.

     B. The individual risk must be underwritten by you according to your standard underwriting practices and guidelines.

     C. Any risk offered on a facultative basis by you to us or any other company will not qualify for automatic reinsurance.

     D.   The maximum issue age on any risk will be age 85.

     E. The mortality rating on each individual risk must not exceed Table 16, Table P, 500% or its equivalent on a flat extra premium basis, i.e. $40.00/1000. For policies issued at ages 80-85 (based on the age of healthiest life), the maximum table rating accepted on an automatic basis is table 4 or 200% of standard, i.e. $10.00/1000.

     F. The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the jumbo limits as stated in Schedule A.

                             Article I Continues...

     G. If because of previous retention on other policies, retaining $2,000,000 of the risk on this policy will exceed your retention limit, then you may retain less than $2,000,000 of the risk on this policy.

     H. The maximum amounts of insurance to be reinsured on a life must not exceed the automatic binding limits as stated in Schedule A.

     I. Once facultative reinsurance has been utilized on a case, any subsequent business on that case must be submitted for facultative review, unless both of the following conditions hold:

          1.   Prior facultative submissions are at least 3 years old AND,

          2. Prior condition(s) on policies in item #1 that substantiated the need for facultative reinsurance no longer exist(s).

2.   REQUIREMENTS FOR FACULTATIVE REINSURANCE:

     A.   Plan of Insurance Listed in Schedule A:

          (1) If the Requirements for Automatic Reinsurance are met but you prefer to apply for facultative reinsurance, then you must submit to us all the papers relating to the insurability of the individual risk for facultative reinsurance.

          (2) If Requirements for Automatic Reinsurance are not met, then you must submit to us all the papers relating to the insurability of the individual risk for facultative reinsurance.

3.   A.   An application for facultative reinsurance may include life insurance with or without either disability waiver of premium or accidental death or both. Only accidental death reinsurance may be submitted without an application for life reinsurance.

     B. Copies of all the papers relating to the insurability of the individual risk must be sent to us for facultative reinsurance. After we have examined the papers sent, we will promptly notify you of our final underwriting offer or our underwriting offer subject to additional requirements. Our final underwriting offer on the individual risk will automatically terminate when one of the following situations occurs:

          (1) The date we receive notice from you of the withdrawal of your application, or

          (2)  120 days after we made our offer or

          (3)  The date specified in our approval to extend our offer.

                                   ARTICLE II
                                    LIABILITY

1. Our liability for automatic reinsurance will begin simultaneously with your liability.

2. Our liability for facultative reinsurance on the individual risk will begin simultaneously with your liability once we have accepted in writing the application for facultative reinsurance.

3.   Our liability for reinsurance on the individual risk will terminate:

     A.   When your liability terminates or

     B.   Subject to the conditions listed in Article VIII.

4. The initial and subsequent reinsurance premiums must be received by us on a timely basis for us to maintain our liability of each individual risk.

5. Whenever you issue a Conditional Receipt and the applicant dies before a policy is approved as applied for and you are held liable under Conditional Receipt, then the underwriting judgement and classification of both you and the reinsurer will be set aside except as provided under facultative cases described in 5b, and the risk will be considered standard for purposes of determining your retention.

     A. If the policy applied for would be included in automatic coverage, you will retain your full standard retention either under excess or first-dollar arrangements accordingly and may bind the reinsurer for their share of any excess over that retention.

     B. If you send a conditional receipt risk facultatively and the applicant dies before an offer or denial is made by the reinsurer(s), then you will wait to inform the reinsurer(s) of the death until the responses have been received and the reinsured risk, if still qualifying for conditional receipt coverage, shall be divided equally between those reinsurers who assigned it the lowest mortality classification. See 6a below for the limits of reinsurer liability.

6. Our liability under Section 5. above will be limited to an amount equal to the lesser of the following:

     A. The amount of your liability which is in excess of your retention limit for the risk involved, or

     B.   1/6th of $1,000,000.

7. You will submit a copy of your conditional receipt to us and will promptly notify us of any changes.

                                   ARTICLE III
                           NOTIFICATION OF REINSURANCE

1. You will inform us of any reinsurance by submitting a monthly accounting statement as described in Article VI.

                                   ARTICLE IV
                              PLANS OF REINSURANCE

1.   Life reinsurance will be on the basis as stated in Schedule B.

2. When requested, you must furnish us with a copy of each policy, rider, rate book and cash value table which applies to the life insurance reinsured.

                                    ARTICLE V
                              REINSURANCE PREMIUMS

1.   Life Reinsurance Premiums.

     A.   Life Reinsurance Premiums Paid on a Yearly Renewable Term Basis.

          The life reinsurance premium on the net amount at risk will be determined from Exhibit II.

     B.   Deficiency Reserves of the Yearly Renewable Term Premiums.

          We anticipate that the premium rates in Exhibit II will be continued indefinitely for all of the life reinsurance to which such rates will apply.

          However, because of technical questions in some states regarding deficiency reserves, if any one or more of such premium rates for any policy year or years after the first will be less than the net premium rate or rates based on the 1980 CSO Table for the applicable mortality rating with interest at the rate specified in the Standard Valuation Law, then, in that event, only the latter rate will be guaranteed by us.

                                   ARTICLE VI
                               PREMIUM ACCOUNTING

1.   Payment of Reinsurance Premiums.

     A.   The reinsurance premiums will be paid to us on the basis stated in
          Exhibit II.

     B. Within twenty-five days after the close of each month, you will send us a copy of a statement listing first year and renewal reinsurance premiums less refunds and allowances (dividends and cash values, if applicable) and other data mutually agreed upon by both parties.

     C. If the net reinsurance premium balance is payable to us, you must include this payment with your statement. If the net reinsurance premium balance is not received by us or a statement is not prepared and sent to us within twenty-five days after the close of the month, the reinsurance premiums for all of the reinsurance risks listed on the statement will be delinquent.

     D. If the net reinsurance premium balance is payable to you, we must remit our payment to you within thirty days after receiving your statement.

2.   Termination Because of Non-Payment of Premium.

     When reinsurance premiums are delinquent, we have the right to terminate the reinsurance risks on the statement by giving you thirty days' written notice. As of the close of this thirty-day period, all of our liability will terminate for:

     A.   The risks described in the preceding sentence and

     B. The risks where the reinsurance premiums became delinquent during the thirty-day period.

     Regardless of these terminations, you will continue to be liable to us for all unpaid reinsurance premiums earned by us.

3.   Reinstatement of a Delinquent Statement.

     You may reinstate the terminated risks within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, we will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the day we receive the required back premiums.

4.   Currency.

     The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5. Within sixty days after the close of the calendar year, you will send us an inforce listing of all policies reinsured under this Agreement.

                                   ARTICLE VII
                                   OVERSIGHTS

1. If there is an unintentional oversight or misunderstanding in the administration of this Agreement by either company, it can be corrected provided the correction takes place promptly after the time the oversight or misunderstanding is first discovered. Both companies will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement where full underwriting evidence according to your regular underwriting rules is not required, the insurance will continue to be reinsured with us under most recent relevant agreement.

2.   If the insurance reinsured under this Agreement increases and

     A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

     B. The increase is not subject to new underwriting evidence, we will accept automatically the increase in reinsurance but not to exceed our automatic binding limit.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for the individual risk involved will be increased or reduced according to the current retention schedule on the effective date of increase or reduction.

     If an individual life is shared by more than one reinsurer, our share of the increase or decrease will be the same percentage as our initial reinsurance on the individual risk.

4. If any portion of the total insurance retained by you on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. You will reduce your reinsurance by applying the retention limits which were in effect at the time the policy was issued. You will not be required to retain an amount in excess of your regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

                            Article VIII Continues..

     You must first reduce the reinsurance of the insurance which has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one reinsurer, our percentage of the increased or reduced reinsurance will be the same as our initial percentage of reinsurance of the individual risk.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved will be terminated on the effective date of termination.

7. On facultative reinsurance, if you wish to reduce the mortality rating, this reduction will be subject to the facultative provisions of this Agreement.

8. If at the time of a contractual or non-contractual change, you elect not to continue to reinsure the risk with us, you must pay us an early recapture charge as negotiated with us.

9. We will refund to you all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

10. Changes as a result of extended term or reduced paid-up will be handled like reductions.


                                   ARTICLE IX
                              INCREASE IN RETENTION

1. If you should increase the retention limits as listed in Exhibit I, prompt written notice of the increase must be given to us.

2. You will have the option of recapturing the reinsurance under this Agreement when your retention limit increases. You may exercise your option to recapture by giving written notice to us within ninety days after the effective date of the increase.

3.   If you exercise your option to recapture, then

     A. You must reduce the reinsurance on each individual life on which you retained your maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to us.

                             Article IX Continues...

     B. No recapture will be made to reinsurance on an individual life if (a) you retained a special retention limit less than your maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to us, or if (b) you did not retain insurance on the life.

     C. You must increase your total amount of insurance on the individual life up to your new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, our percentage of the reduced reinsurance will be the same percentage as our initial reinsurance on the individual risk.

     D. The reduction of reinsurance will become effective on the later of the following dates:

          (1) The policy anniversary date immediately following the effective date of your increase in retention limits.

          (2) The number of years stated in Schedule A starting with the 'policy date' shown on the monthly accounting statement.

4. The recapture provisions, stated above, do not apply to the SCORE Term products. These products are not eligible for recapture. as stated in Schedule A.


                                    ARTICLE X
                                  REINSTATEMENT

1. If insurance lapses for nonpayment of premium and is reinstated under your terms and rules, the reinsurance will be reinstated by us. You must pay us all back reinsurance premiums in the same manner as you received insurance premiums under your policy.


                                   ARTICLE XI
                                    EXPENSES

1. You must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XII
                                     CLAIMS

1. Our liability for the insurance benefits reinsured under this Agreement will be the same as your liability for such benefits. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which you are liable.

2.   When you are advised of a claim, you must promptly notify us.

3. If a claim is made under insurance reinsured under this Agreement, we will abide by the issue as it is settled by you. When you request payment of the reinsurance proceeds, you must deliver a copy of the proof of death and the claimant's statement to us.

4. Payment of reinsurance proceeds will be made in a single sum regardless of your mode of settlement.

5.   A.   You must promptly notify us of your intent to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. If your contest of such insurance results in the reduction of your liability, we will share in this reduction. Our percentage of the reduction will be our net amount of risk on the individual life as it relates to your total net amount at risk on the date of the death of the insured.

     B. If we should decline to participate in the contest or assertion of defenses, we will then release all of our liability by paying you the full amount of reinsurance and not sharing in any subsequent reduction in liability.

6. If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, we will share with you in this increase or reduction. Our share of this increase or reduction will be the percentage that our net liability relates to your total net liability and that of other reinsurers, immediately prior to this increase or reduction. In the case of reinsurance on the yearly renewable term basis, our reinsurance will be calculated from the inception date of the policy on the adjusted amounts using the premiums and reserves applicable to the correct age or sex. Any adjustment in reinsurance premiums will be made without interest.

7. You must pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

                            Article XII Continues...

8. We will share with you all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net sum at risk for both of us. However, if we have released our liability under Section 6. of this Article, we will not share in any expenses incurred after our date of release.

9. In no event will we have any liability for any extra-contractual damages which are rendered against you as a result of acts, omissions or course of conduct committed by you in connection with the insurance reinsured under this Agreement, unless we have been made aware of the demand for extra-contractual damages and elect to participate in the litigation.

                                  ARTICLE XIII
                              INSPECTION OF RECORDS

1. We will have the right, at any reasonable time, to inspect your books and documents which relate to your reinsurance under this Agreement.

                                   ARTICLE XIV
                                   INSOLVENCY

1. If you become insolvent, all of the reinsurance due you will be paid immediately upon demand directly to your liquidator (receiver or statutory successor), without decrease.

2. If you become insolvent, the liquidator will give us written notice of a pending claim against you for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, we may investigate this pending claim and mediate in your or your liquidator's name, but at our own expense, with any defense or defenses which we may believe available to you or your liquidator.

3. The expenses incurred by us will be chargeable, subject to court approval, against you as part of the expense of liquidation. The benefit which you may accumulate solely as a result of the defense undertaken by us will be shared proportionately. Where two or more reinsurers are involved in the same claim and a majority in interest elect to mediate a defense or defenses to this claim, the expense will be shared as though such expense had been incurred by you.

4. In the event of our insolvency and the appointment of receivers therefor, our liability shall not terminate but shall continue with respect to the reinsurance ceded to us by you prior to the date of such insolvency or appointment, and you shall have a security interest in any and all sums, pertaining to this agreement, held by or under deposit in our name.

                                   ARTICLE XV
                                   ARBITRATION

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be active or retired officers of life insurance or life reinsurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

     In the event either contracting company is unable to choose an arbitrator within thirty days after the other contracting company has given written notice of its arbitrator appointment, the contracting company which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

3. With regard to (2) above, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company must pay part of the arbitration expenses as allocated by the arbitrators.

5. The award made by the arbitrators will be final, and judgment may be entered upon it in any court having jurisdiction.

                                   ARTICLE XVI
                              PARTIES TO AGREEMENT

1. This is an Agreement solely between you and us. There will be no legal relationship between us and any person having an interest of any kind in any of your insurance.

                                  ARTICLE XVII
                                     DAC TAX
                         SECTION 1.848-2(g) (8) ELECTION

If applicable, both of us agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective for all subsequent taxable years for which this Agreement remains in effect.

1.   The term "party" will refer to either you or us as appropriate.

2.   The terms used in this Article are defined by reference to Regulation
     Section 1.848-2 in effect December 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(l).

4. Both of us agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. You will submit a schedule to us by April 1 of each year of your calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by one of your officers stating that you will report such net consideration in your tax return for the preceding calendar year.

6. We may contest such calculation by providing an alternative calculation to you in writing within thirty days of our receipt of your calculation. If we do not so notify you, we will report the net consideration as determined by you in our tax return for the previous calendar year.

7. If we contest your calculation of the net consideration, both of us will act in good faith to reach an agreement as to the correct amount within thirty days of the date we submit our alternative calculation. If both of us reach agreement on an amount of net consideration, each of us will report such amount in their respective tax returns for the previous calendar year.

                                  ARTICLE XVIII
                                ENTIRE AGREEMENT

1. This Agreement will constitute the entire Agreement between the parties with respect to the business being reinsured. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by Amendment to this Agreement and signed by both parties.

                                   ARTICLE XIX
                              DURATION OF AGREEMENT

1. This Agreement may be terminated for new reinsurance only at any time by either company giving ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office or to an Officer of either company will be the first day of the ninety-day period.

2.   During the ninety-day period, this Agreement will continue to be in force.

3. After termination, we will both be liable for all automatic reinsurance which becomes effective prior to termination of this Agreement and also for all facultative reinsurance approved by us based upon applications we received prior to the effective termination date of this Agreement.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFE AMERICA INSURANCE COMPANY

on   3-12                        , 200l.
   ------------------------------
By: [ILLEGIBLE]
   -------------------------------------
   Title   SR VP
By: [ILLEGIBLE]
   -------------------------------------
   Title   Reinsurance Manager


Executed by
FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
on   3-12                        , 200l.
   ------------------------------
By: [ILLEGIBLE]
   -------------------------------------
   Title   SR VP
By: [ILLEGIBLE]
   -------------------------------------
   Title   Reinsurance Manager


Executed by:
GUARANTEE LIFE INSURANCE COMPANY
on   3-12                        , 200l.
   ------------------------------
By: [ILLEGIBLE]
   -------------------------------------
   Title   SR VP
By: [ILLEGIBLE]
   -------------------------------------
    Title   Reinsurance Manager


Executed by
SWISS RE LIFE & HEALTH AMERICA INC.
on   3-26                        , 200l.
   ------------------------------
By: [ILLEGIBLE]
   -------------------------------------
   Title   Vice President
By: [ILLEGIBLE]
   -------------------------------------
   Title   Second Vice President

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   SCHEDULE A

                                 SPECIFICATIONS

- TYPE OF BUSINESS            Life insurance issued by you.

- PLANS OF INSURANCE          ENTIRE PORTFOLIO

- BASIS OF REINSURANCE        SINGLE LIFE AND JOINT LIFE AND PERMANENT (WHOLE, UL, VUL):
                              Our Share is 16.67% of the reinsurance amount.

                              SCORE 10 & 20 YEAR TERM: Our Share 16.67% of the reinsurance amount.

                              SUBSTANDARD AUTOMATIC PROGRAM: Our Share is 16.67% of the reinsurance amount. (Maximum Issue of $5,000,000.) See Exhibit IV.

                              IMPAIRED RISK PROGRAM: Our Share is 16.67% of the reinsurance amount.
                              See Exhibit V.

                              SIMPLIFIED ISSUE PROGRAM: Our Share is 33.34% of the reinsurance amount.
                              See Exhibit VI.

                              GUARANTEED ISSUE PROGRAM: Our Share is 33.34% of the reinsurance amount.
                              See Exhibit VII.

                              FOREIGN NATIONAL PROGRAM: Our Share is 33.33% of the reinsurance amount.
                              See Exhibit VIII.

- JUMBO Limit                 Life:

                                    AGE        STANDARD - TABLE D    TABLE E - P
                                    0-70           $50,000,000       $45,000.000
                                   71-80           $50,000,000       $40,000,000
                                   81-85           $25,000,000           N/A

- MAXIMUM POOL
  BINDING LIMIT               Life:

                                    AGE        STANDARD - TABLE D    TABLE F - P
                                    0-70           $25,000,000       $12,500,000
                                   71-80           $17,500,000        $8,750,000
                                   81-85           $7,000,000            N/A

- YEARS TO RECAPTURE          Single Life Products (Other than Score 10 & 20)   - Ten Years.
                              Score 10 and 20 Year Term Products                - Not Eligible.
                              Joint Life Products                               - Twenty Years.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   SCHEDULE B
                                    BENEFITS

THE FOLLOWING BENEFITS ARE REINSURED UNDER THIS AGREEMENT:

1. LIFE (Level)     Life reinsurance on any one life will be on the yearly
                    renewable term basis for the net amount at risk as described below for the Single Life and Joint Life products:

                    A. LEVEL TERM PLANS (TWENTY YEARS OR LESS) - Our net amount at risk will be the reinsurance face amount.

                    B. UNIVERSAL LIFE PLANS - Our net amount at risk will be the reinsurance face amount, less the account or cash value, less your retention.

                    C. The methods of calculating the net amount at risk described above may not be appropriate because of special options, structure of tables of amounts, rate of accumulation of cash surrender values and provisions guaranteeing an increase in the face amount under a given plan of insurance. Then the net amount at risk will be a method mutually agreeable to both parties.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   SCHEDULE C
                                 SPECIAL TOPICS

This Agreement includes guidelines for Conversions/Replacements included in
EXHIBIT III.

This Agreement includes guidelines for a Substandard Automatic Program included in EXHIBIT IV.

This Agreement includes guidelines for a Impaired Risk Program included in
EXHIBIT V.

This Agreement includes guidelines for a Simplified Issue Program included in
EXHIBIT VI.

This Agreement includes guidelines for a Guaranteed Issue Program included in
EXHIBIT VII.

This Agreement includes guidelines for a Foreign National Program included in
EXHIBIT VIII.

This Agreement includes coverage for Conditional Receipt. See ARTICLE II, LIABILITY.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   SCHEDULE D
                                   DEFINITIONS


1.  AUTOMATIC            Insurance which must be ceded by the Reinsured in
                         accordance with the terms of the Agreement and must be accepted by the Reinsurer.

2.  EXCESS               The Reinsurer agrees to reimburse the Reinsured for all
                         losses or a large portion of the losses over the Reinsured's retention. The Reinsurer becomes involved in a loss only after the loss has exceeded the Reinsured's retention.

3.  FACULTATIVE          Insurance which the Reinsured has the option to cede
                         and the Reinsurer has the option to accept or decline individual risks. The agreement merely reflects how individual facultative reinsurance shall be handled.

4.  INITIAL
    MINIMUM AMOUNT       The smallest amount of reinsurance permitted at the
                         inception of the reinsurance transaction.

5.  LIFE PREMIUMS        COINSURANCE - The Reinsured pays a proportionate part
                         of the premiums it receives to the Reinsurer. In return, the Reinsurer agrees to pay a proportionate part of the claim and participate in all other policy benefits explicitly stated in the agreement.

                         YEARLY RENEWABLE TERM (YRT) - Under the YRT method, the Reinsured transfers to the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

                         AGGREGATE - The rates do not differentiate between smoker and non-smoker.

                         FLAT EXTRA - Flat extra ratings usually apply to applicants in hazardous occupations or avocations or with certain physical impairments of a temporary nature.

                         SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives.

6.  POLICY DATE          The effective date shown on the actual policy.

7.  POOL                 An organization of insurers or reinsurers through which
                         particular types of risks are underwritten with premiums, losses and expenses shared in agreed amounts.

8.  QUOTA SHARE          A form of reinsurance indemnifying the Reinsured
                         against a fixed percentage of loss on each risk covered in the Agreement.

9.  REINSURED
    (YOU, YOUR)          A company which transfers all or part of the insurance
                         it has written to another company.

10. REINSURER
    (WE, US, OUR)        A company which assumes all or part of the insurance
                         written by another company.

11. REPLACEMENT          CONTRACTUAL - An option provided in the policy which
                         allows for replacement of one policy for another without evidence of insurability.

                         NON-CONTRACTUAL - An option not provided in the policy. Replacement of one policy for another will be as determined appropriate by the ceding company.

12. RETENTION            The amount of insurance which the Reinsured keeps for
                         its own account and does not reinsure in any way.

13. RETROCESSION         A form of reinsurance agreement which enables the
                         Reinsurer to cede all or part of the reinsurance it has assumed from another Reinsurer.

14. RETROCESSIONAIRE     The reinsurance company which accepts a retrocession
                         from another company.

15. RISK                 Insurance on an individual life.

16. SUBSEQUENT
    MINIMUM AMOUNT       The smallest amount of reinsurance permitted after the
                         inception of the reinsurance transaction.

17. LEAD REINSURER       Company assigned by the Reinsured.

18. EXTENSION OF
    MATURITY Extending a policy's face amount upon maturity as long as there is $1 in cash value.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                    EXHIBIT I
                              YOUR RETENTION LIMITS

1.   SINGLE LIFE and JOINT LIFE* AND SCORE 10 AND 20 YEAR TERM:

     ISSUE AGE                 STANDARD - TABLE D                      TABLE E-P
      0-70                         $2,000,000                         $1,000,000
     71-80                         $1,500,000                          $750,000
     81-85                           $750,000                             N/A

          *For Joint Life, retention will be based on the life with greater available retention if no previous insurance is inforce on either life. If previous insurance exists on either life, then retention will be based on the life with lesser available retention. AT NO TIME SHOULD YOU BE AT RISK FOR MORE THAN $2,000,000.

     FOR FLAT EXTRA RATINGS, EACH $2.50 PER THOUSAND EQUATES TO ONE ADDITIONAL TABLE RATING.

2.   SUBSTANDARD AUTOMATIC PROGRAM:

     One-seventh of the issued amount up to the maximum limits listed above. Ages 15 - 80 (through Table 4, issued Standard)

3.   IMPAIRED RISK PROGRAM

     One-seventh of the issued amount up to the maximum limits listed above. Ages 15 - 80 (Table 5 or higher)

4.   SIMPLIFIED ISSUE PROGRAM

     25% of Intended Issue amount and yearly increase (if applicable). See
     Exhibit VI.

5.   GUARANTEED ISSUE PROGRAM

     25% of Intended Issue amount and yearly increase (if applicable). See
     Exhibit VII.

6.   FOREIGN NATIONAL PROGRAM

     First $500,000 plus 20% with a maximum retention of $1,000,000.

7.   AVIATION RISK

     For policies with Aviation Risks, including those with Aviation Exclusion Rider but excluding commercial pilots, we have the following retention scale:

                               EXHIBIT I CONTINUES...

SINGLE LIFE and JOINT LIFE*~

     ISSUE AGE                 STANDARD - TABLE D                      TABLE E-P
      0-70                         $1,000,000                          $500,000
     71-80                           $750,000                          $375,000
     81-85                           $375,000                             N/A

For Aviation Risk in our Substandard Automatic Program and our Impaired Risk Program, we will retain 1/2 normal amount or 1/14 of issue amount up to maximums shown in Exhibit I, part 7.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   EXHIBIT II
             INSTRUCTIONS FOR THE PREMIUMS PER $1,000 OF REINSURANCE

1. Reinsurance premiums under this Agreement will be payable on the annual basis regardless of how you receive premiums from your insured.

2.   STANDARD AND SUBSTANDARD
     TABLE EXTRA PREMIUMS

     A. SINGLE LIFE PRODUCTS: The reinsurance premium for the Single Life products will be the following percentages of the YRT, ANB, rates shown in this Exhibit, entitled 'A' (for all Preferred Non-Tobacco Classes), 'B' (for standard Non-Tobacco Classes), and 'C' (for all Tobacco and Preferred Tobacco Classes), payable in all years:

              Male Single Life plans with Five mortality classes*:

                         PERCENTAGE OF TABLES - B AND C
     PREF PLUS      PREFERRED       NON-TOBACCO       PREF TOBACCO       TOBACCO
         59%           70%               76%               76%             96%

               *Five Year Setback for Female.

          If Product does not have Preferred Smoker Class then 86% will be used for Smoker.

     B. JOINT LIFE PRODUCTS: The reinsurance premium rates are shown in this Exhibit, entitled 'D3S' and 'D3U' and calculated as follows:

          1) Use the attached Individual Annual Mortality rates per $1,000 based on each individual's age, sex and smoking class.

          2) Apply Substandard Mortality Factors and Flat Extra charges, accordingly.

                             EXHIBIT II CONTINUES...

3) The rates obtained through step 2) above will be converted to monthly Frazierized rates according to the formula shown in Attachment No. 1 to this Exhibit II.

4) The monthly rates obtained in Step 3) above are then multiplied by the following percentages and applied to all Joint Life Products:

                    POLICY YEAR(S)    PERCENTAGES OF TABLE 'D'
                          1                      0%
                         2-10                    65%
                          11+                    75%

5)   The rates are then annualized by multiplying by 12.

The minimum net renewal premium will be $0.11 per $1,000.

ONE LIFE UNINSURABLE cases will be reinsured under this Agreement. The insurable life will not be rated more than Table F (250%). Yearly Renewable Term premiums per $1,000 will be calculated as specified above with a permanent flat extra added to the individual Annual Mortality rates per $1,000 applicable to the uninsurable life.

Survivor Plans will have two clases of uninsurable:
(A) Life Expectancy [GREATER OR EQUAL TO] 3 years    qx = .286
(B) Life Expectancy [LESS THAN] 3 years              qx = .923

ESTATE PROTECTION RIDER: The reinsurance premium rates will be the joint life Yearly Renewable Term premiums per $1,000 attached to this Exhibit.

MULTILIFE: The reinsurance premium rates for the Multilife plan are entitled `H' and will be determined by applying the following percentages to the collected cost of insurance:

                    POLICY YEAR(S)            PERCENTAGE
                           1                       0%
                         2-10                     65%
                          11+                     75%

GUARANTEED SPLIT OPTION RIDER: The reinsurance premium rates for the Guaranteed Split Option Rider will be the Annual COI Charges entitled `G', times the following percentages:

                    POLICY YEAR(S)            PERCENTAGE
                           1                       0%
                         2-10                     65%
                          11+                     75%

                              EXHIBIT II CONTINUES...

C. SCORE 10 AND 20 YEAR TERM: The Reinsurance Premium for the SCORE 10 (Ten Year Level Term) product will be the following percentages of the gross YRT, ANB, rates shown in the Table "SC10". Re-entry will be treated as new business.

                           PERCENTAGE OF TABLE "SC10"

          YEAR            SMOKER         NS            PREF.          PREF+
           1              0%             0%            0%             0%
          2-10            65%            65%           70%            70%

     The reinsurance premium for the SCORE 20 (Twenty Year Level Term) product will be the following percentages of the gross YRT, ANB, rates shown in the Table "SC2O". Re-entry will be treated as new business.

                           PERCENTAGE OF TABLE "SC20"

          YEAR            SMOKER         NS            PREF.          PREF+
           1              0%             0%            0%             0%
          2-20            65%            65%           75%            75%

     Rates for ages 86-90 will be determined by pro-rating from age 85 as follows:

     Rate for Age 86 = (Rate for age 85) * (Rate for age 85/Rate for age 84) Rate for Age 87 = (Rate for age 86) * (Rate for age 86/Rate for age 85) Rate for Age 88 = (Rate for age 87) * (Rate for age 87/Rate for age 86) Rate for Age 89 = (Rate for age 88) * (Rate for age 88/Rate for age 87) Rate for Age 90 = (Rate for age 89) * (Rate for age 89/Rate for age 88)

     We reserve the right to renegotiate the above percentages if future premium rates differ from the current premium rates.

     When the Policy Split Option Rider is exercised the reinsurance premium rates will be the Single life reinsurance premium rates shown in Section A. above, and will apply on a point-in-scale basis.

     The SUBSTANDARD table extra premium will be an additional 25% per table rating of the rates set forth in this Exhibit. This rating will be removed at the later of 20 years or attained age 65.

3.   FLAT EXTRA PREMIUMS           The flat extra premium will be the annual
                                   flat extra premium which you charge your insured on that amount of the insurance reinsured less the following allowances:

     AUTOMATIC                     TERMS OF YOUR             FIRST           RENEWAL
                                   FLAT EXTRA PREMIUM        YEAR            YEARS
                                   More than 5 years         85%             15%
                                   5 years or less           15%             15%

                                   EACH $2.50/1000 IS EQUIVALENT TO ONE TABLE RATING.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   EXHIBIT III

                            CONVERSIONS/REPLACEMENTS

The following are guidelines for inter-company term conversions and replacements of Jefferson-Pilot, Alexander Hamilton and Chubb policies:

CONVERSIONS/REPLACEMENTS TO SINGLE LIFE PLANS.

     1.   Coverage will be maintained with the original reinsurer.

     2. Conversions and replacements TO SINGLE LIFE PLANS will be processed on a point-in-scale basis using rates from the Agreement for the new plan where applicable (see #3 below).

     3. If the original reinsurer is not in the pool for the new plan, rates will be determined from the most recent relevant Agreement. (i.e. if the new plan is UL then rates will be determined by using the most recent UL Agreement for that reinsurer).

CONVERSIONS/REPLACEMENTS TO SURVIVORSHIP PLANS.

     1.   Coverage will be maintained with the original reinsurer.

     2. Conversions and replacements TO SURVIVORSHIP PLANS will be processed on a point-in-scale basis using allowances taken from the most recent survivorship Agreement. Currently, the following allowances apply:

                     POLICY YEAR(S)       ALLOWANCE
                           1                 100%
                         2-10                 35%
                          11+                 25%

     3. The allowance year for the survivorship plans will be determined by averaging the duration of the two lives. For example, a term policy in its 8th duration and a newly underwritten spouse converting to a survivorship plan will use a fourth duration allowance initially. Averages will be rounded up when necessary.

     4. Effective May 1, 2000, maximum corporate retention is $2,000,000 for survivorship plans.

     5. When two policies previously reinsured convert to a survivorship plan, any amount in excess of the larger of the two term policies will be considered new business. Amounts originally reinsured will be pro-rated between all the reinsurers involved with the retention of the survivorship plan being the larger of the previous plans but not more than $2,000,000.

     6. Survivorship plans can be reinsured automatically even though prior reinsurance may have been facultative providing you retain your full amount on the new plan.

4.   RENEWAL AND
     CONVERSION OF
     INSURANCE           The renewal and conversion of insurance shall be
                         considered as a continuation of the original insurance.
                         Future premiums will be calculated on a point-in-scale basis using the applicable rates in the Agreement. (See
                         Exhibit III for additional guidelines.)

5.   PREMIUM TAX         We will not reimburse you for any premium taxes.

6.   MINIMUM CESSION     You will not cede less than $10,000 to us on an
                         automatic basis with the exception of the first dollar business for which there is no minimum cession.

     7. The underwriting classification of the new policy will remain the same as on the converted policy, and the underwriting guidelines applicable to both policies is consistent. This is particularly important for preferred classifications.

EXCHANGES TO SCORE PLANS

     1.   Exchanges to SCORE plans will require full underwriting.

     2. Only policies that previously involved no reinsurance or were reinsured within our current pool are eligible for conversion/exchange to SCORE.

     3.   Exchanges to SCORE will be processed on a point-in-scale basis.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                   EXHIBIT IV

                          SUBSTANDARD AUTOMATIC PROGRAM

The following are guidelines for the Substandard Automatic Underwriting Program:

1.   A 20% surcharge will be applied to policies in this program.

2. Cases underwritten using the Lincoln National manual and classified by your underwriters through Table 4 (200%) will be issued standard. On survivor policies, where one life is uninsurable, you will not reduce a rating on the insurable individual. On survivor policies where both lives are insurable, the program would apply as above.

3. A maximum of $5,000,000 capacity will be split equally between each pool member, including you. The jumbo limit will remain at $50,000,000 as stated in Schedule A. You will never cede more than your retention under this program, unless you are fully retained on a previously issued risk.

4. If an insured has more than $5,000,000 issued and applied-for then only $5,000,000 can be in the program.

5. Issue ages 15 through 80. For survivorship cases, both lives must be less than or equal to age 80.

6.   Full underwriting will apply.

7. For new cases on which you have new evidence of insurability and a fully retained older policy exists, you will include both the new case and the older policy in the program and pay point-in-scale rates on the older policy.

8. If an increase takes place on a substandard policy, the full amount can be included in the program.

9. Coverages with flat extra amounts will not be included in the Substandard Automatic Program.

10. Internal exchanges of fully retained non-rated business may be included in the Substandard Automatic Program with full underwriting.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                    EXHIBIT V

                              IMPAIRED RISK PROGRAM

The following are guidelines for the Impaired Risk Underwriting Program:

1. A 25% increase over the standard rate for each table assigned will be applied to policies in this program.

2. This program will apply to cases not eligible for the Substandard Automatic Program underwritten using the General and Cologne Manual.

3. Issue ages 15 through 85. For survivorship cases, both lives must be less than or equal to age 85.

4.   Full underwriting will apply.

5. If an increase takes place on a Impaired Risk policy, the full amount can be included in the program.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                JEFFERSON PILOT FINANCIAL LIFE INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                             Effective May 1, 2000

                                   EXHIBIT VI

                            SIMPLIFIED ISSUE PROGRAM

The following are guidelines for the Simplified Issue Underwriting Program:

The Simplified Issue Underwriting Program offers two levels of issue limits. Level 1 limits are based on completion of application including the non-medical questionnaire and the MIB authorization. The higher Level 2 limits are based on the Level 1 requirements, plus an urine analysis and an urine/HIV test. If appropriate, attending physician statements will be requested.

Other requirements are:

1. Minimum of five (5) eligible lives through age 65 with at least 75% participation.

2. Reinsurance premiums are as shown in Exhibit II with smoker percentage being 86%.

3.   Preferred Plus and Preferred rate classes are not available.

4. Amounts in excess of the Simplified Issue limits will be fully underwritten.

5. Subsequent increases will follow the same guidelines up to the maximum amount.

6. Corporate owned or sponsored insurance programs for a U.S. corporation domiciled in the U.S.

7. Eligible employee group must comprise the executive, managerial and professional occupations only. No hazardous occupation or avocation is allowed.

8. Eligible employees must be actively at work on a full-time basis. Full-time means working at least 30 hours per week and participating in the organization's employee benefit plans. Eligible employees must not have been absent from work for illness more than one week at a time in the past 12 months.

9. The DCAP is included under the same retention and pay scale and subject to the underwriting guidelines in Exhibit VI (A).

10. The cases produced by Mark Ross are included under the same retention and pay scale and subject to the underwriting guidelines in Exhibit VI (B).

11. The cases produced by Garrett & Prather are included under the same retention and pay scale and subject to the underwriting guidelines in
     Exhibit VI (C).

12. Maximum issue per life is $1,500,000 with a maximum stacking amount of $3,000,000.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                     VI (A)

                     SIMPLIFIED ISSUE/DIRECTORS CAP PROGRAM

GUIDELINES FOR DIRECTORS CAP PROGRAM

1.   The corporations will purchase a survivorship policy per two Directors.

2. Guaranteed-to-issue provided one live is insurable. The final pairings of the insureds per policy shall be subject to your agreement.

3. You agree to be bound by the terms of the conditional receipt for an amount up to $1,000,000 per Director.

4. If a proposed insured dies prior to the issuance of a policy but while coverage is conditionally bound, underwriting will continue on the survivorship policy as if the deceased were still alive. The deceased life is paired with an issuable insurable life, which is subject to your agreement.

5. You will accept in lieu of a current exam a copy of a complete physical examination performed within the last 12 months, including any and all accompanying studies and lab work satisfactory to you. You reserve the right to request additional requirements when necessary.

6. You will not require blood samples or urine samples for routine testing in conjunction with the application. You, however, reserve the right to request specific medical tests including but not limited to blood samples, urine and or routine testing where the particular medical history or condition warrants such additional investigation.

7.   No Inspection Reports will be required.

8. You reserve the right to adjust pairings for coverage once the underwriting process is complete.

9.   Directors added to the program in the future will be handled as follows:

     A. If only one Director is added, up to a $1,500,000 term contract may be applied for and he or she will be subject to regular age and amount requirements with the exception being that no inspection report will be required. In addition, upon submission of an application including examination and a payment of not less than 10% of the estimated annual premium, the Conditional Insurance Agreement will be in effect for a amount of $1,000,000.

     B. When another Director is subsequently added to the board, a $3,000,000 survivorship Policy may be applied for. The Director covered under the term contract shall convert his or her policy to the survivorship policy. The new Director shall be added subject to the same binding agreement and underwriting requirements as though he or she were part of the initial group as stated in paragraphs 1 through 8 above.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                     VI (B)

                        SIMPLIFIED ISSUE/MARK ROSS CASES

GUIDELINES FOR MARK ROSS UNDERWRITING:

1.   Oral fluid will be used to test HIV, Cotinine and Cocaine.

2.   A full paramedical is used for height, weight and blood pressure.

3. Attending Physician Statement is used for bloodwork and EKG results within 18 to 36 months.

4.   Maximum issue amount is $3,000,000.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000

                                     VI (C)

                    SIMPLIFIED ISSUE/GARRETT & PRATHER CASES

GUIDELINES FOR GARRETT & PRATHER UNDERWRITING:

1. Each policy in this block was fully underwritten by Prudential between December 1997 and May 2000.

2.   Table ratings will be transferred without charge.

3.   Preferred classifications will not be available on the new product.

4. A guaranteed issue application will be used to determine current employment.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                JEFFERSON PILOT FINANCIAL LIFE INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY

                              Effective May 1, 2000


                                   EXHIBIT VII

                            GUARANTEED ISSUE PROGRAM

The following are guidelines for the Guaranteed Issue Underwriting Program:

The Guaranteed Issue Underwriting Program requires completion of application. The multilife cases must also satisfy the following guidelines:

1. Minimum of eleven (11) eligible lives through age 65 with 100% participation of the eligible group.

2. A 25% surcharge is added to reinsurance premiums defined in Exhibit II for Guaranteed Issue business, for all policy years.

     GROUP SIZE:                          AMOUNT:
     -----------                          -------
     Under 11 lives                          0
     11--50 lives               $10,000 times number of lives
     51--74 lives               $15,000 times number of lives
     75 lives and up            $20,000 times number of lives

3.   Average age of the eligible group must be 55 or younger.

4. Eligible employees must be actively at work on a full-time basis. Full-time means working at least 30 hours per week and participation in the organization's employee benefit plans. Eligible employees must not have been absent from work for illness more than one week at a time in the past 12 months.

5. Face amount for the most highly insured employee must not be greater than three (3) times the average face amount.

6. Maximum issue per life is $2,500,000 with a maximum stacking amount of $5,000,000.

7. Maximum increases to a total face amount of $5,000,000 with no more than 10% per year.

8. Corporate owned or sponsored insurance programs for a U.S. corporation domiciled in the U.S.

9. Eligible employee group must comprise the executive, managerial and professional occupations only. No hazardous occupation or avocation is allowed.

                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
                 FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                JEFFERSON PILOT FINANCIAL LIFE INSURANCE COMPANY
                  JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                        GUARANTEE LIFE INSURANCE COMPANY


                              Effective May 1, 2000

                                  EXHIBIT VIII

GUIDELINES FOR ISSUES TO FOREIGN NATIONALS

1.   Minimum face amount $250,000.

2.   Permanent plans only.

3.   Business to be written on upper middle and upper class individuals only.

4. RGA' s foreign national underwriting, country specific ratings to be used with all countries required to be designated 'A', 'B', or 'C' (see Schedule
     FN). Classifications may vary depending on citizenship (Schedule FN subject to change). Foreign Nationals who reside in 'A' countries may be classified as a preferred risk if they meet all criteria for preferred. Preferred Plus is not allowed.

5. Application will be signed and requirements obtained in a jurisdiction in which we are licensed.

6.   No political, military or high profile journalistic personnel are eligible.

7.   Applicant must have a residence or business interest in the U.S.

8.   Our substandard automatic program will not apply to these risks.

9. No production sources that concentrate only on the foreign national business will be eligible. This business will only be accepted from production sources providing a significant amount of traditional business to Jefferson-Pilot Life Insurance Company.

RETENTION

1.   Permanent SINGLE LIFE plans and JOINT LIFE*:

     $500,000 plus 20% of the excess of $500,000 up to the maximum amounts listed below:

     ISSUE AGE                 STANDARD - TABLE D                      TABLE E-P
      0-65                         $1,000,000                             N/A
     66-80                         $  800,000                             N/A
     81-85                         $  600,000                             N/A

AUTOBIND LIMIT

1.   Permanent SINGLE LIFE plans and JOINT LIFE*:

     ISSUE AGE                 STANDARD - TABLE D                      TABLE E-P
      0-65                         $10,000,000                            N/A
     66-80                         $ 8,000,000                            N/A
     81-85                         $ 6,000,000                            N/A

                                  SCHEDULE FN

COUNTRIES ELIGIBLE FOR AUTOMATIC COVERAGE OF FOREIGN RISKS

NAME OF COUNTRY               DESIGNATION
---------------               -----------
Antigua                       B
Argentina                     A
Australia                     A
Austria                       A
Bahamas                       A
Barbados                      B
Barbuda                       A
Belgium                       A
Belize                        B
Bermuda                       A
Brazil                        B
Chile                         A
China                         B(US Citizen)
Costa Rica                    B
Czech Republic                B(US Citizen)
Denmark                       A
Dominican Republic            B
Ecuador                       B
Egypt                         C
Fiji                          A
Finland                       A
France                        A
Germany                       A
Greece                        B
Grenada                       C
Guyana                        C
Honduras                      C
Hong Kong                     A
Hungary                       C
Indonesia                     C
Ireland                       A
Italy                         A
Jamaica                       B
Japan                         A
Jordan                        C
Kuwait                        C

COUNTRIES ELIGIBLE FOR AUTOMATIC COVERAGE OF FOREIGN RISKS

Liechtenstein                 A
Luxembourg                    A
Malaysia                      C
Mexico                        A
Monaco                        A
Morocco                       C(US Citizen)
Netherlands                   A
New Zealand                   A
Norway                        A
Oman                          C(US Citizen)
Panama                        B
Paraguay                      B
Philippines                   C
Poland                        B(US Citizen)
Portugal                      B
Saudi Arabia                  C
Singapore                     A
Slovakia                      B(US Citizen)
South Korea                   B
Spain                         A
Surinam                       C
Sweden                        A
Switzerland                   A
Taiwan                        A
Tasmania                      A
Tobago                        B
Trinidad                      B
Turkey                        C
Ukraine                       B(US Citizen)
United Kingdom                A
Uruguay                       B
Venezuela                     B

PUERTO RICO, GREENLAND, ICELAND AND GUAM ARE EVALUATED AS EQUIVALENT TO UNITED STATES AND CANADIAN RISKS AND ARE THUS EXCLUDED.

                                                                      29 June 92
Multilife Formula

Definitions:

  x SUB(1) = Issue Age of insured #1.
  x SUB(2) = Issue Age of insured #2.
  -
  -
  -
  x SUB(n) = Issue Age of insured #n.
  n = number of lives insured.
  z = Represents the "life" that lives until the first death.
  t = Policy duration.
  v = 1/1.04.
  max _ age = maximum age in group x SUB(1)...x SUB(n).
  w = 99 - max_age.
  TRx SUB(n)[t] = Table rating for individual x SUB(n) at duration t.
  FEx SUB(n)[t] = Flat Extra on a per $1 basis for individual x SUB(n) at duration t.
  gcoix SUB(n)[t] = The 80 CSO ALB rate coded in the PDF times (12/1000).
  Idvx SUB(n)[t] = The Individual current cost of insurance rate coded in the
    PDF times (12/1000).
  qx SUB(n)[t]= The 1980 CSO ALB rate for individual x SUB(n) at duration t grossed up for substandard ratings.
        = min {.99, gcoix SUB(n)[t] (1 + TRx SUB(n)[t]/4) + FEx SUB(n)[t]} ccoix SUB(n)[t] = The Individual current cost of insurance rate for individual
    x SUB(n) discounted for any blending (if face GREATER THAN $500,000), then grossed up for substandard ratings.
        = Idvx SUB(n)[t] (if face LESS THAN EQUAL TO $500,000)
        = Idvx SUB(n)[t]/face (500000 + (1 - .24/(n-1))(face-500000))
          (if face GREATER THAN $500,000)
      Then gross up for substandard ratings
        = min{.99, ccoix SUB(n)[t] (1 + TRx SUB(n)[t]/4) + FEx SUB(n)[t]}
A SUB(z)[t] = Net Single Premium for the policy at duration t.
a SUB(z)[t] = Life annuity due used in calculations of SC's and MAP's.
FA = Face amount.
Phasel = Data Processing technical term for base minimum premium.
Target = The premium amount up to which maximum first year commission is based. MAP = Policy minimum annual premium.
SC%[t] = The percentage of MAP in duration t used to calculate the surrender charge.
SC[t] = The applicable surrender charge in duration t.
q SUB(z)[t] = The guaranteed cost of insurance for group z at duration t.
ccoi SUB(z)[t] The current cost of insurance for group z at duration t.

I. PREPARATION OF THE INDIVIDUAL COST OF INSURANCE FOR COMBINING IN THE JOINT FIRST TO DIE RATES.

     If the face amount is less than $500,000, then ccoix SUB(n)[t] = min{.99, (1+ TRx SUB(n)[t]/4) Idvx SUB(n)[t]
                       + FEx SUB(n)[t]}
     Otherwise ,
     ccoix SUB(n)[t] = [500,000 + (1 - (0.24 /(n-1))(face - 500,000))]
                       [Idvx SUB(n)[t] / face]
     then gross it up for substandard ratings, ccoix SUB(n)[t] = min{.99, (1+ TRx SUB(n)[t]/4) ccoix SUB(n)[t]
                       + FEx SUB(n)[t]}

Example

     You have 3 insured as follows:

     x SUB(1) = male, nonsmoker aged 35,
     x SUB(2) = male, nonsmoker aged 35,
     x SUB(3) = male, nonsmoker aged 45, rated table 2 with a $2/$1000 Flat
                Extra for 1 year;

     Calculate the INDIVIDUAL current and guaranteed cost of insurance rates for these three individuals, assuming a $750,000 face amount, for the first 2 policy years.

Solution

     Since the face amount is greater than $500,000, we must blend the individual rates on a current basis. We never blend on a guaranteed basis. See appendix for Individual ccoi rates and 80 CSO NS/SM ALB Male table.

     gcoix SUB(1)[0] = (.14417)(12/1000) = .00173 (always round to 5 digits)
     gcoix SUB(2)[0] = .00173
     gcoix SUB(3)[0] = (.28750)(12/1000) = .00345
     gcoix SUB(1)[1] = (.15167)(12/1000) = .00182
     gcoix SUB(2)[1] = .00182
     gcoix SUB(3)[1] = (.31083)(12/1000) = .00373

     then,

     qx SUB(1)[0] = min {.99,.00173} = .00173
     qx SUB(2)[0] = min {.99,.00173} = .00173
     qx SUB(3)[0] = min {.99,gcoix SUB(3)[0] (1 + TRx SUB(3)[0]/4)
                    + FEx SUB(3)[0]} = 00345(1+2/4) + .002 = .007183
     qx SUB(1)[1] = .00182
     qx SUB(2)[1] = .00182
     qx SUB(3)[1] = .00373(1 + 2/4) = .00559

     Again, we must blend on a current basis.

     Idvx SUB(1)[0] = (12/1000)(.10325) = .00124
     Idvx SUB(2)[0] = (12/1000)(.10325) = .00124
     Idvx SUB(3)[0] = (12/1000)(.19600) = .00235
     Idvx SUB(1)[1] = (12/1000)(.10850) = .00130
     Idvx SUB(2)[1] = (12/1000)(.10850) = .00130
     Idvx SUB(3)[1] = (12/1000)(.21175) = .00254

     from these values we calculate the blended rates

     ccoix SUB(1)[0] = .00124/750000(500000
                       + (1 - 0.24/2)(750000-500000) = .00119
     ccoix SUB(2)[0] = .00119
     ccoix SUB(3)[0] = .00235/750000(500000 + (1 - 0.24/2)(750000-500000)
                     = .00226
     ccoix SUB(1)[1] = .00130/750000(500000 + (1 - 0.24/2)(750000-500000)
                     = .00125
     ccoix SUB(2)[1] = .00125
     ccoix SUB(3)[1] = .00254/750000(500000 + (1 - 0.24/2)(750000-500000)
                     = .00244
     and then gross them up for any substandard ratings ccoix SUB(3)[0] = min{.99,(1 + 2/4)(ccoix SUB(3)[0])
                     + FEx SUB(3)[0]}
                     = (1 + 2/4)(.00226) + .002 = .00539.
     ccoix SUB(3)[1] = min{.99,(1 + 2/4)(ccoix SUB(3)[1])
                     + FEx SUB(3)[1]}
                     = (1 + 2/4)(.00244) = .00336.

     A SUB(z) [0] = (.96154)(.01061) + (.96154)(1-.01061)(.43612) = .42510

IV.  USING THE NSP'S AS CORRIDOR PERCENTAGES.

     The Death Benefit at any time t must be the greater of the Face amount and then Accumulated Value divided by the NSP. In other words, if the Accumulated Value divided by the NSP at duration t is greater then the Face amount, the policy has entered the corridor and the Death Benefit is equal to same.

     DB SUB(z)[t] = max {FA,(Accumulated Value)/A SUB(z)[t]}

V.   CALCULATION OF, PHASE1 AND MAP

     Phase1 premium for this product will be a percentage, based on the number of lives, of the combined new P250 MAP. It is only necessary to sum the MAPS for each individual, then take a percentage based on the following formula:

     percent = 1 - min(30%,# lives times 5%)

     The individual MAPs should include the additional cost for substandard ratings, just as our other UL products do. The individual MAP is given by the following formula:

     MAP = (MAP per 1,000) + (table rating/4) times the 1st year current cost of insurance plus the first year flat extra amount per 1000.

     For our example the individual MAP's are 3.85 for the 35 year olds. The 45 year old has a substandard rating that must be added to his individual MAP.

     MAP SUB(45)=7.43 + 1/2(2.24) + 2 = 10.55
     percent = 1 - min(30%, 3(5%)) = 1 - min(30%,15%) = 1 - 15% = 85%

     And so finally,

     Phase1 = 0.85(3.85 + 3.85 + 10.55) = 15.51
     This is a per 1,000 value. Phase1 premium is now
     Phase1 = 15.51(300,000/1,000)=$4,653
     MAP (for the policy) = Phase1 + 1st year cost of OIR's
     In our case there is no OIR's, so MAP = Phase1

VI.  SURRENDER CHARGES

     To comply with SNFL it will be necessary to calculate the maximum allowable value of our initial surrender charge. We will then compare this value with the phase1 premium and set the initial surrender charge equal to the minimum of these two values. Once this value is determined, we then take steadily decreasing percentages at future durations to calculate the policy surrender charge.

    Set a SUB(z)[w] = 1, then,
    a SUB(z)[w-1] = 1 + v(1-q SUB(z)[w-1])a SUB(z)[w]
    -
    -
    -
    a SUB(z)[0] = 1 + v(1-q SUB(z)[0])a SUB(z)[1].

    For the same group as above we calculate the Actuarial Annuity Factor.

    a SUB(z)[w] = a SUB(z)[54] = 1
    a SUB(z)[53] = 1 + (.96154)(1-.99379)(1) = 1.00619
    -
    -
    -
    a SUB(z)[0] = 1 + (.96154)(1-.00921)(14.66092) = 14.94747

    B = [1.25(min(A SUB(z)[0]/a SUB(z)[0],.04)+.01](FA)
    InitSC = min(Phase1,B)

    The surrender charge at any duration is then

    SC[t] = FA(InitSC)(SC%[t])

VII. TARGET PREMIUM (COMMISSIONABLE PREMIUM)

     Target = min[Phase1, 75(FA)] + 1st yr OIR premium.

                                 ADDENDUM NO. 1

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson-Pilot Life Insurance Company
              Alexander Hamilton Life Insurance Company of America
                 First Alexander Hamilton Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company
                        Guarantee Life Insurance Company

                                       And

                       Swiss Re Life & Health America Inc.

                               EFFECTIVE 12/1/2000

Rates on business issued as guaranteed issue will be as shown in Exhibit II (with the smoker percentage being 86%) and the following surcharges applied:

POLICY YEAR(S)             SURCHARGE
--------------             ---------
  1--3                        50%
  4--6                        25%
   7                          22%
   8                          19%
   9                          16%
   10                         13%
 11--20                       10%

Surcharges will be removed after 20 years or at attained age 65, whichever is later.

This Addendum is signed in duplicate at the dates and places indicated.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY on 5 - 2, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Senior Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
LIFE INSURANCE COMPANY
on 5 - 2, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
GUARANTEE LIFE INSURANCE COMPANY
on 3 - 2, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
SWISS RE LIFE & HEALTH AMERICA INC.
on January 22, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

By:
   -------------------------------------
   Title:

                                 ADDENDUM NO. 2

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson-Pilot Life Insurance Company
              Alexander Hamilton Life Insurance Company of America
                 First Alexander Hamilton Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company
                        Guarantee Life Insurance Company

                                       And

                       Swiss Re Life & Health America Inc.

                              EFFECTIVE MAY 1, 2000

Exhibit VI, Simplified Issue Program, Item 3 is amended to allow Preferred and Preferred Plus rates in the simplified issue program if, and only if, a person was fully underwritten because he/she fell out of the guidelines for all the other members in the group (higher amount, older age, etc.).

However, if the person is part of the overall group and independently decides he/she is preferred or preferred plus, and then submits additional evidence in order to qualify, they would not be eligible.

The reinsurance premium on preferred for simplified issue will be 70% of the YTR, ANB, rates shown in Exhibit 'A'.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Addendum.

This Addendum is signed in duplicate at the dates and places indicated.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY on 5 - 4, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: AVP - NB

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
FIRST ALEXANDER HAMILTON LIFE INSURANCE COMPANY
LIFE INSURANCE COMPANY

on 5 - 4, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: AVP - NB

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
GUARANTEE LIFE INSURANCE COMPANY
on 5 - 4, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: AVP - NB

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
SWISS RE LIFE & HEALTH AMERICA INC.
on 6/05/01, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: 2nd VP

                                 ADDENDUM NO. 3

                 To The 5/1/2000 Automatic Reinsurance Agreement

                                     Between

                     Jefferson-Pilot Life Insurance Company
              Alexander Hamilton Life Insurance Company of America
                 First Alexander Hamilton Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company
                        Guarantee Life Insurance Company

                                       and

                      Swiss Re Life & Health America, Inc.

                              EFFECTIVE MAY 1, 2000

Exhibit I, Item 7 is amended to read as follows:

7.  AVIATION RISK
    For policies with Aviation Risks, including those with an Aviation Exclusion but excluding commercial pilots, you have the following retention scale:

SINGLE LIFE AND JOINT LIFE*:

    ISSUE AGE        STANDARD - TABLE D             TABLE F - P
    ------------ ---------------------------- ------------------------
     0-70                $ 1,000,000                $   500,000
    ------------ ---------------------------- ------------------------
    71-80                $   750,000                $   375,000
    ============ ============================ ========================
    81-85                $   375,000                        N/A
    ============ ============================ ========================

    For Aviation Risk in your Substandard Automatic Program and your Impaired Risk Program, you will retain 1/2 normal retention or 1/14 of issue amount up to maximums shown in Exhibit I, Part 7.

The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

This Addendum is signed and dated in duplicate.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

on 8-8, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: AVP


Executed by:
SWISS RE LIFE & HEALTH AMERICA INC.

on 8/14, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

                                 ADDENDUM NO. 4

                     TO THE AUTOMATIC REINSURANCE AGREEMENT
                                DATED MAY 1, 2000
                                     BETWEEN
                     JEFFERSON-PILOT LIFE INSURANCE COMPANY
                   JEFFERSON-PILOT FINANCIAL INSURANCE COMPANY
                  JEFFERSON-PILOT LIFEAMERICA INSURANCE COMPANY

                                       AND

                SWISS RE LIFE & HEALTH AMERICA, INC. (REINSURER)

1. Effective January 1, 2001, Exhibit III, CONVERSIONS/REPLACEMENTS, of the Agreement is amended to include the following provisions with respect to policies issued by the Reinsured as conversions from its Term Alliance Products.

2. The Reinsured shall fill the retention set forth in Exhibit I of the Agreement on all converted policies.

3. Reinsurance ceded for such converted policies shall be allocated in accordance with the percentages set forth in Schedule A. The Reinsured acknowledges that other reinsurers in its reinsurance pool are willing to accept their share of reinsurance of such converted policies. The Reinsurer waives its right to receive any different share of such reinsurance than is ceded in accordance with the percentages set forth in Schedule A.

4. The Reinsured shall pay the Reinsurer reinsurance premiums on the point-in-scale basis from the issue date of the original term policy. Such reinsurance premiums shall be subject to the terms of Exhibit II, 2.A. of the Agreement.

5. Policies originally rated table 1-4 will be eligible for the Substandard Automatic Program on conversion and the Reinsured shall pay the Reinsurer premiums on the point-in-scale basis subject to the terms of Exhibit IV of the Agreement.

6. For policies eligible under the terms of Exhibit V, Impaired Risk Program, the Reinsured shall pay the Reinsurer premiums on the point-in-scale basis from the issue date of the original term policy.

CONVERSIONS/REPLACEMENTS TO SURVIVORSHIP PLANS

7. Conversions & Replacements to Survivorship Plans will be processed on the point-in-scale basis using allowances from Exhibit II.B.

8. Two term policies from the Term Alliance can convert to a Survivor Plan for a maximum amount equal to the sum of the two term policies.

9. The allowance year for the survivorship plan will be determined by averaging the durations of the policies being converted. For example, a term policy in its 8th duration and a term policy in its 12th duration on conversion will use a 10th duration allowance year initially. Averages will be rounded up when necessary.

10. All other terms, provisions and conditions of this Agreement will continue unchanged except as specially revised in this Addendum.

This Addendum is signed and dated in duplicate.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

on 9 - 25, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: AVP - NB

on 9 - 25, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: [ILLEGIBLE]


Executed by:
SWISS RE LIFE & HEALTH AMERICA, INC.

on 10 - 01, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Vice President

on 10/18, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Second VP

                                 ADDENDUM NO. 5

                 To The 5/1/2000 Automatic Reinsurance Agreement

                                     Between

                     Jefferson-Pilot Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

                                       And

                      Swiss Re Life & Health America, Inc.

1. Effective May 1, 2000, Exhibit 1.2., SUBSTANDARD AUTOMATIC PROGRAM is replaced in its entirety with the following:

One-seventh of the issued amount up to the maximum limits in Exhibit I.1 Ages 15-80 (through Table 4, issued Standard) in accordance with the guidelines of the Lincoln National Underwriting Manual. Once a policy is reinsured under this program and later has a smoker class change to Preferred or Preferred Plus, the risk remains under the Substandard Automatic Program and the surcharge is removed.

2. Effective May 1, 2000, Exhibit 1.3., IMPAIRED RISK PROGRAM is replaced in its entirety with the following:

One-seventh of the issued amount up to the maximum limits in Exhibit I.1 Ages 15-85 (Table 1 or higher and/or any flat-extra) in accordance with the guidelines of the General and Cologne Underwriting Manual. Once a policy is reinsured under this program and later has a rating change or removal, the policy remains under the Impaired Risk Program.

3. Once a policy is placed under the Substandard Automatic Program or the Impaired Risk Program and later has a rating reduction, removal or expiration, and/or smoker classification change, the retention remains unchanged.

4.  Effective May 1, 2000, ARTICLE XII, CLAIMS shall include the following:

        10. An Accelerated Death Benefit Rider is provided as a free service to policyowners. This allows a policyowner to access half or less of the death benefit if the insured is diagnosed as being terminally ill with a life expectancy of 12 months or less. Our liability for the insurance benefits reinsured under this Agreement will be the same as your liability for such benefits. Reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which you are liable.

5. Effective November 1, 2001, Jefferson Pilot Financial will use the underwriting manual of Swiss Re Life & Health America, Inc. This manual will be used for standard issues including issues in the Substandard Automatic Program. The Impaired Risk Program will continue to follow the guidelines listed in item
2. above.

The provisions of this addendum shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

This Addendum is signed in duplicate at the dates and places indicated.

Executed by
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

On: November 13, 2001

By: /s/ [ILLEGIBLE]
   -------------------------------------

Title: Senior Vice President

On: November 13, 2001

By: /s/ [ILLEGIBLE]
   -------------------------------------

Title: Reinsurance Manager


Executed by:
SWISS RE LIFE & HEALTH AMERICA, INC.

On: November 20, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------

Title: VICE PRESIDENT

On: 11/20, 2001.

By: /s/ [ILLEGIBLE]
   -------------------------------------

Title: Second VP

                                 ADDENDUM NO. 6

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson-Pilot Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

                                       And

                      Swiss Re Life & Health America, Inc.

                            EFFECTIVE JANUARY 1, 2002

- Exhibit VI, SIMPLIFIED ISSUE PROGRAM, Item 12 is amended to allow a maximum issue per policy of $5,000,000 with a maximum stacking amount of $5,000,000.

- Exhibit VI(A), SIMPLIFIED ISSUE/DIRECTORS CAP PROGRAM, Item A, is replaced in its entirety with the following:

      A. If only one Director is added, up to a $5,000,000 term contract may be applied for and he or she will be subject to regular age and amount requirements with the exception being that no inspection report will be required. In addition, upon submission of an application including examination and a payment of not less than $10% of the estimated annual premium, the Conditional Insurance Agreement will be in effect for an amount of $1,000,000.

      B. When another Director is subsequently added to the board, a survivorship policy up to $5,000,000 may be applied for. The Director covered under the term contract shall convert his or her policy to the survivorship policy. The new Director shall be added subject to the same binding agreement and underwriting requirements as though he or she were part of the initial group as stated in paragraphs 1 through 8 above.

- Exhibit VI(B), SIMPLIFIED ISSUE/MARK ROSS CASES, Item 4, is hereby amended to allow a maximum issue amount of $5,000,000.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Addendum.

Executed by:
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

On 3 - 1, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Senior Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed By:
SWISS RE LIFE & HEALTH AMERICA, INC.

On 3 - 14 -, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: [ILLEGIBLE]

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Second VP

                                 ADDENDUM NO. 7

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson-Pilot Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

                                       And

                      Swiss Re Life & Health America, Inc.

                            EFFECTIVE JANUARY 1, 2002

Exhibit IV, SUBSTANDARD AUTOMATIC PROGRAM, is amended to allow an exception for a total issue of $7,000,000 Second-to-die policies on the life of Gerald B. Wurm (date of birth 06-04-55) and Mary L. Wurm (date of birth 03-20-56). The Policy Numbers and amounts involved are: JP5217985 for $3,000,000 and 536006584N for $4,000,000. These policies are approved for inclusion in the Substandard Automatic Program as an exception.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Addendum.

Executed by:
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

On 1 - 23, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Senior Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
SWISS RE LIFE & HEALTH AMERICA, INC.

On April 5, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: VICE PRESIDENT

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Second VP

                                 ADDENDUM NO. 8

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson Pilot Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

                                       And

                      Swiss Re Life & Health America, Inc.

                               EFFECTIVE 5/1/2000

EXHIBIT II, 2. STANDARD AND SUBSTANDARD TABLE EXTRA PREMIUMS, A. SINGLE LIFE
PRODUCTS: is amended to include the following:

       The reinsurance premium for the Single Life products issued and reinsured by you on an age last birthday basis, ALB, will use the same reinsurance rates and percentages as other products issued and reinsured by you under this agreement.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Addendum.

Executed by:
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

On 9-19, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Senior Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
SWISS RE LIFE & HEALTH AMERICA, INC.

On 10 - 16, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: [ILLEGIBLE]

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Second VP

                                 ADDENDUM NO. 9

                 To the 5/1/2000 Automatic Reinsurance Agreement

                                   Between the

                     Jefferson-Pilot Life Insurance Company
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

                                       And

                       Swiss Re Life & Health America Inc.

                              EFFECTIVE MAY 1, 2000

For clarity of intent, Exhibit V, IMPAIRED RISK PROGRAM, is amended to state that Joint Survivor Life Policies with an uninsurable individual are included in the Impaired Risk Pool.

All other terms and conditions of this Agreement will continue unchanged except as specifically revised in this Addendum.


Executed by:
JEFFERSON-PILOT LIFE INSURANCE COMPANY
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

On 12 - 3, 2002

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Senior Vice President

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: Reinsurance Manager

Executed by:
SWISS RE LIFE & HEALTH AMERICA, INC.

On Jan 15, 2003

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: V.P.

By: /s/ [ILLEGIBLE]
   -------------------------------------
   Title: 2nd VP